Exhibit 5.1

October 26, 2018

Pebblebrook Hotel Trust

7315 Wisconsin Avenue, 1100 West

Bethesda, Maryland 20814

Re:                             Pebblebrook Hotel Trust Registration Statement on

Form S-4 (File No. 333-227405)

Ladies and Gentlemen:

We have served as Maryland counsel to Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the registration of up to 102,403,096 (the “Registered Common Shares”) common shares of beneficial interest, $0.01 par value per share, of the Company (the “Common Shares”), 4,400,000 shares (the “Registered Series E Preferred Shares”) of 6.375% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series E Preferred Shares”) of the Company, and 6,000,000 shares (the “Registered Series F Preferred Shares” and, together with the Registered Common Shares and the Registered Series E Preferred Shares, the “Registered Shares”) of 6.3% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series F Preferred Shares”)  of the Company, to be issued by the Company in connection with (a) the merger (the “REIT Merger”) of LaSalle Hotel Properties, a Maryland real estate investment trust (“LaSalle”), with and into Ping Merger Sub, LLC, a Maryland limited liability company (the “REIT Merger Sub”), and (b) the merger (the “OP Merger” and, together with the REIT Merger, the “Mergers” ) of Ping Merger OP, LP, a Delaware limited partnership (the “OP Merger Sub”), with and into LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (“LaSalle OP”), each pursuant to the Agreement and Plan of Merger, dated as of September 6, 2018 (the “Merger Agreement”), by and among the Company, Pebblebrook Hotel, L.P., REIT Merger Sub, OP Merger Sub, LaSalle, and LaSalle OP. The Registered Shares are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (herein collectively referred to as the “Documents”):

1.                                      The Registration Statement, and the related form of joint proxy statement/prospectus, in the form in which it was transmitted to the Commission under the 1933 Act;

2.                                      The declaration of trust of the Company (the “Declaration of Trust”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.                                      The Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.                                      The form of Series E Articles Supplementary classifying and designating the terms of the Series E Preferred Shares, substantially in the form to be filed by the Company with the SDAT (the “Series E Articles Supplementary”), certified as of the date hereof by an officer of the Company;

5.                                      The form of Series F Articles Supplementary classifying and designating the terms of the Series F Preferred Shares, substantially in the form to be filed by the Company with the SDAT (the “Series F Articles Supplementary”), certified as of the date hereof by an officer of the Company;

6.                                      A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

7.                                      Resolutions adopted by the Board of Trustees of the Company relating to, among other matters, (i) the approval of the Mergers and the Merger Agreement, (ii) the filing of the Series E Articles Supplementary and Series F Articles Supplementary with the SDAT and (iii) the issuance of the Registered Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

8.                                      The Merger Agreement;

9.                                      A certificate executed by an officer of the Company, dated as of the date hereof; and

10.                               Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                                      Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                      Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                      Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                                      All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.

5.                                      All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

6.                                      Prior to the issuance of any Registered Series E Preferred Shares or Registered Series F Preferred Shares, the Series E Articles Supplementary and the Series F Articles Supplementary will be filed with, and accepted for record by, the SDAT.

7.                                      Upon the issuance of any Registered Common Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration of Trust.

8.                                      Upon the issuance of any Registered Series E Preferred Shares, the total number of Series E Preferred Shares issued and outstanding will not exceed the total number of preferred shares that the Company is then authorized to issue under the Declaration of Trust.

9.                                      Upon the issuance of any Registered Series F Preferred Shares, the total number of Series F Preferred Shares issued and outstanding will not exceed the total number of preferred shares that the Company is then authorized to issue under the Declaration of Trust.

10.                               The Registered Shares will not be issued or transferred in violation of any restriction on transfer and ownership of shares of the Company set forth in the Declaration of Trust, the Series E Articles Supplementary, or the Series F Articles Supplementary.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                                      The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                                      The issuance of the Registered Shares has been duly authorized and, when and if issued and delivered in accordance with the Registration Statement, the Resolutions and the Merger Agreement, the Registered Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Shapiro Sher Guinot & Sandler, P.A.

SHAPIRO SHER GUINOT & SANDLER, P.A.